UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4007085
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Hub Group Way

Oak Brook, Illinois 60523

(Address of Principal Executive Offices, including Zip Code)

HUB GROUP, INC. 2022 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Thomas P. LaFrance

Executive Vice President, Secretary and General Counsel

Hub Group, Inc.

2001 Hub Group Way

Oak Brook, Illinois 60523

(630) 271-3600

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by Hub Group, Inc., a corporation organized under the laws of Delaware (the “Company” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 25, 2022;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 6, 2022;

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 14, 2022, January 26, 2022, February 18, 2022, March 1, 2022, and May 24, 2022; and

(d)

The description of the Company’s Class A Common Stock contained in the Company’s Registration Statement on Form 8-A as filed under the Exchange Act on February 13, 1996, including any amendments or reports filed thereunder that update or otherwise modify such descriptions, including the Description of Securities in Exhibit 4.1 of the Company’s Form 10-K for the year ended December 31, 2021.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

a) Section 145 of the Delaware General Corporation Law: (“Delaware GCL”) (1) gives corporations organized in Delaware broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, (2) gives a director or officer who successfully defends an action the right to be so indemnified and (3) authorizes the Company to buy directors’ and officers’ liability insurance.

(b) Article Eleventh of the Amended and Restated Certificate of Incorporation of the Registrant permits, and Article VI of the Amended and Restated By-Laws of the Registrant provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant’s Certificate of Incorporation provides that directors shall not be liable for monetary damages for breaches of their fiduciary duty as directors except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware GCL as the same exists or may be amended.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 23, 2007.

4.2	Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant ’s report on Form 8-K filed on February 23, 2016.

4.4	Hub Group, Inc. 2022 Long-Term Incentive Plan, incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement filed on April 12, 2022.

5.1	Opinion of Mayer Brown, LLP.

23.1	Consent of Mayer Brown, LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

107	Filing Fee Table

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 24th day of June, 2022.

HUB GROUP, INC.

By:	/s/ David P. Yeager
David P. Yeager
Chairman and Chief Executive Officer

Each person whose signature appears below hereby severally constitutes and appoints David P. Yeager, Geoffrey F. DeMartino and Thomas P. LaFrance and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead, in any and all capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David P. Yeager	Chairman and Chief Executive Officer	June 24, 2022
David P. Yeager

/s/ Geoffrey F. DeMartino	Executive Vice President, Chief	June 24, 2022
Geoffrey F. DeMartino	Financial Officer, and Treasurer

/s/ Kevin W. Beth	Executive Vice President and Chief	June 24, 2022
Kevin W. Beth	Accounting Officer

/s/ Mary H. Boosalis	Director	June 24, 2022
Mary H. Boosalis

/s/ Lisa Dykstra	Director	June 24, 2022
Lisa Dykstra

/s/ Michael E. Flannery	Director	June 24, 2022
Michael E. Flannery

/s/ James C. Kenny	Director	June 24, 2022
James C. Kenny

/s/ Peter B. McNitt	Director	June 24, 2022
Peter B. McNitt

/s/ Charles R. Reaves	Director	June 24, 2022
Charles R. Reaves

/s/ Janell Ross	Director	June 24, 2022
Janell Ross

/s/ Martin P. Slark	Director	June 24, 2022
Martin P. Slark

/s/ Gary Yablon	Director	June 24, 2022
Gary Yablon